Exhibit 10.300

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CB OWNER, LLC

A Delaware Limited Liability Company

This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of CB Owner, LLC, a Delaware limited liability company (the "Company"), is entered into by Michael Konig and Robert G. Meyer, in their capacity as co-trustees under the Amended and Restated BR/CDP Cheshire Bridge Trust Agreement bearing an effective date of May 29, 2015 (the “Trust Agreement”), as the successor and sole equity member as of the date hereof (the "Member"). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

RECITALS

WHEREAS, the Company was initially formed as a limited liability company by BR/CDP CB Venture, LLC (in such capacity, the “Prior Member”), the initial sole member of the Company, by execution of a prior Limited Liability Company Agreement (the “Prior LLC Agreement”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the "Act").

WHEREAS, the Company previously acquired, in its capacity as the then trustee under the original BR/CDP Cheshire Bridge Trust Agreement dated May 29, 2015 (the “Original Trust Agreement” and, the trust established thereunder, the “Trust”), fee title to the Property (as hereafter defined).

WHEREAS, in connection with the restructuring of the ownership of the Property, (i) the Company, in its capacity as the original trustee under the Original Trust Agreement, will transfer fee title to the Property to itself in its individual capacity (i.e. not as trustee under the above referenced Original Trust Agreement), (ii) the Trust (acting by and through its trustees) will become the sole equity member of the Company (in such capacity, the Member) by and through the Prior Member transferring its membership interest in the Company to Member, (iii) the Prior Member (although no longer a member of the Company) will be appointed the Manager of the Company, and (iv) the plan of construction of the project to be developed on the Property will be modified, including the establishment of a new development budget and the election to borrow the construction financing from a different lender than initially contemplated under the Prior LLC Agreement.

WHEREAS, the Member wishes to herein set forth its agreement as to the operation and management of the Company, and to supersede and amend and restate in its entirety the Prior LLC Agreement.

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NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the undersigned Member hereby covenants and agrees (i) that this Agreement hereby supersedes and amends and restates the Prior LLC Agreement in its entirety and (ii) further as follows:

Section 1.	Name.

The name of the limited liability company formed hereby is CB OWNER, LLC.

Section 2.	Principal Business Office.

The principal business office of the Company shall be located at 880 Glenwood Ave SE, Suite H, Atlanta, GA 30316.

Section 3.	Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o Paracorp Incorporated, 2140 S. Dupont Highway, Camden, DE 19934.

Section 4.	Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Paracorp Incorporated, 2140 S. Dupont Highway, Camden, DE 19934.

Section 5.	Member.

The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

Section 6.	Existence of the Company.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.	Purposes.

(a) Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, the sole purpose to be conducted or promoted by the Company is to engage in the following activities:

(i)       to acquire, own, hold, lease, operate, manage, maintain, develop and improve, the real property described in the Loan Documents (the “Property”), to borrow the Loan and to mortgage the Property and to pledge any or all other assets of the Company as security for the performance of its obligations under the Loan Documents, and each officer of the Company is authorized to execute and deliver the Loan Documents on such terms as may be acceptable to such officer, and each action of each officer of the Company heretofore taken in connection with the foregoing is hereby ratified and affirmed;

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(ii)       to enter into and perform its obligations under the Loan Documents;

(iii)      to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and

(iv)       to engage in any lawful act or activity and to exercise any powers permitted to be exercised by limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b)       The Company, and the Member, or the Manager (and/or any authorized officers) on behalf of the Company, may enter into and perform their obligations under the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member, the Manager or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or the Manager to enter into other agreements on behalf of the Company.

Section 8.	Powers.

Subject to Section 9(j), the Manager of the Company, acting on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.	Management.

(a)       Manager. Subject to Section 9(j), the business and affairs of the Company shall be managed exclusively by the Manager, who shall be BR/CDP CB Venture, LLC, a Delaware limited liability company or, subject to the terms of the Loan for so long as any Obligation is outstanding, a replacement entity appointed by the Member to act as the Manager. The Manager is hereby designated as a "manager" of the Company within the meaning of the Act.

(b)       Powers. Subject to Sections 9(j) and 10, and the other terms of this Agreement, the Manager shall have the full and exclusive right to manage and control the business and affairs of the Company and to make all decisions regarding the business of the Company. All documents to be signed by the Company may be executed on behalf of the Company by the Manager of the Company (or if so authorized, by the applicable officers of the Company). Any non-Member transacting business with the Company may rely on the signature of the Manager (or such officers) of the Company on any document or other instrument as creating a valid and binding obligation of the Company in accordance with its terms, and such non-Member shall not be required to inquire as to the authorization of the Manager (or such officers).

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(c)       Intentionally omitted.

(d)       Intentionally omitted.

(e)       Intentionally omitted.

(f)       Intentionally omitted.

(g)       Intentionally omitted.

(h)       Intentionally omitted.

(i)       Intentionally omitted.

(j)       Single Purpose Entity Requirements. Until the Loan made by Lender to the Company is paid in full, the Company will remain a “Single Purpose Entity,” which means at all times since its formation and thereafter it will satisfy each of the following conditions:

i.      Maintain its assets, accounts, books, records, financial statements, stationery, invoices, and checks separate from and not commingled with any of those of any other person or entity;

ii.      Conduct its own business in its own name, pay its own liabilities out of its own funds, allocate fairly and reasonably any overhead for shared employees and office space, and to maintain an arm’s length relationship with its Affiliates;

iii.      Hold itself out as a separate entity, correct any known misunderstanding regarding its separate identity, maintain adequate capital in light of its contemplated business operations, (provided, nothing herein shall require any Member to make additional Capital Contributions to the Company following the Loan opening) and observe all organizational formalities;

iv.      Not guarantee or become obligated for the debts of any other entity or person or hold out its credits as being available to satisfy the obligations of others, including not acquiring obligations or securities of its partners, members or shareholders, except in connection with the Loan;

v.      Not pledge its assets for the benefit of any other entity or person or make any loans or advances to any person or entity, except in connection with the Loan;

vi.      Not enter into any contract or agreement with any Affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Affiliate;

vii.      Not, and shall not permit any constituent party of the Company to seek the dissolution or winding up, in whole or in part, of the Company and/or such constituent party of the Company, nor merge with or be consolidated into any other entity;

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viii.      Maintain its assets in such a manner that it will not be unreasonably costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of the Company, any Affiliate, any guarantor of the Loan or any other person; and

ix.      Except for the Obligations, not incur or become liable for any indebtedness other than customary trade payables paid within sixty (60) days after they are incurred.

Section 10.	Officers.

(a)      Officers. The Company may have such officers, representatives or agents as are appointed from time to time by the Manager (the “Officers”). The initial Officers are hereby designated by the Manager as listed on Schedule C hereto. The additional or successor Officers shall be chosen by the Manager and may consist of a President, a Secretary and a Treasurer. The Manager may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Manager may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms as shall be determined from time to time by the Manager. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Manager. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the Manager. Any vacancy occurring in any office of the Company shall be filled by the Manager.

(b)      Powers of the Officers. Notwithstanding anything else in this Agreement, including any other provision of this Section 10, the Officers shall have the authority to act on behalf of and bind the Company only to the extent that the Manager approves such action in writing in each particular instance. For the sake of clarity and without limiting the foregoing, the Officers shall not have the power and authority to take any action without the specific prior written approval or consent of the Manager to take such action.

(c)      President. The President shall be the chief executive officer of the Company, shall be responsible for the general and active management of the business of the Company and, subject to Section 10(b), shall see that all specific orders and resolutions of the Manager are carried into effect. When expressly authorized by the Manager, the President or any other Officer authorized by the President or the Manager shall execute all bonds, mortgages and other contracts, except where required or permitted by law or this Agreement to be otherwise signed and executed.

(d)      Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of their election), shall perform the duties of the President expressly authorized by the Manager, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In accordance with Section 10(b), the Vice Presidents, if any, shall perform such other duties and have such other powers as the Manager may from time to time prescribe.

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(e)      Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall record all the proceedings of the meetings of the Company in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member or Manager, if any, and, subject to Section 10(b), shall perform such other duties as may be prescribed by the Manager or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Manager (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Manager may from time to time prescribe in accordance with Section 10(b).

(f)      Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager. The Treasurer shall disburse the funds of the Company as may be expressly ordered by the Manager, taking proper vouchers for such disbursements, and shall render to the President and to the Manager an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Manager (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Manager may from time to time prescribe in accordance with Section 10(b).

(g)      Officers as Agents. The Officers, to the extent their powers are vested in them by specific action of the Manager not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

(h)      Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 11.	Intentionally omitted.

Section 12.	Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

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Section 13.	Capital Contributions.

The Member has contributed to the Company the Property listed on Schedule B attached hereto.

Section 14.	Additional Contributions.

The Trust shall make additional capital contributions to the Company as required by the Manager. To the extent that additional capital contributions are made to the Company, the Manager shall revise Schedule B of this Agreement. Neither the Trust nor the Member have any duty or obligation to any creditor of the Company to make any contribution to the Company, nor shall the Manager have any duty to issue any call for capital pursuant to this Agreement.

Section 15.	Allocation of Profits and Losses.

The Company's profits and losses shall be allocated to the Member.

Section 16.	Distributions.

Distributions shall be made at the times and in the aggregate amounts determined by the Manager (and thereafter distributed by the Trust to its beneficiaries in accordance with the terms of the Trust Agreement). Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution of capital to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document or would constitute a default under the Loan Documents.

Section 17.	Books and Records.

The Manager shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Manager. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Manager on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Manager would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Manager. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Manager.

Section 18.	Intentionally omitted.

Section 19.	Other Business.

The Member, the Manager and any Affiliate of the Member or Manager may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or at equity. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

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Section 20.	Exculpation and Indemnification.

(a)       To the fullest extent permitted by law, none of the Member (including the Trustees of the Trust), the Manager, or any employee, representative or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Manager (collectively, the "Covered Persons") shall, to the fullest extent permitted by law, have any fiduciary duties or be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim arising out of or resulting from such Covered Person’s fraud, gross negligence or criminal actions.

(b)       To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person arising out of or resulting from such Covered Person’s fraud, gross negligence or criminal actions with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and neither the Member (including the Trustees) nor the Manager shall have any personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c)       To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d)       A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

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(e)       The Manager shall be liable, responsible, and accountable in damages to the Company and the Member for any acts performed by the Manager arising out of or resulting from the fraud, gross negligence or criminal actions of the Manager or the failure of the Manager to comply in any material respect with any covenant, condition or other agreement of the Manager contained herein (“Excluded Acts of the Manager”). Nothing in this Section 20 shall be deemed to make the Manager liable, responsible, or accountable to Persons other than the Company and the Member (inclduing the Trustees).

(f)      Notwithstanding the foregoing provisions, any indemnification set forth herein shall be fully subordinate to the Loan and, to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay all its obligations to creditors.

(g)       The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21.	Assignments.

(a)      Subject to Section 23 and any transfer restrictions contained in the Loan Documents, the Member may assign its limited liability company interest in the Company. Subject to Section 23, if the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Any successor to a Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

(b)      Notwithstanding anything to the contrary contained in this Agreement for so long as any Obligation remains outstanding, the Company shall always have one and only one Member.

Section 22.	Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Lender consents in writing and if an additional member is admitted to the Company pursuant to Section 23. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

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Section 23.	Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, for so long as any Obligation remains outstanding, no additional member may be admitted to the Company pursuant to Sections 21, 22 or 23, without the prior written consent of the Lender, other than pursuant to Section 24(a) or except as may be expressly provided otherwise in the Loan Documents.

Section 24.	Dissolution.

(a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner required under this Section 24(a) or permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

(b)       Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or any additional member shall not cause the Member or additional member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)       Notwithstanding any other provision of this Agreement, each of the Member and any additional member waive any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or additional member, or the occurrence of an event that causes the Member or additional member to cease to be a member of the Company.

(d)       In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e)       The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

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Section 25.	Waiver of Partition; Nature of Interest.

To the fullest extent permitted by law, the Member and any additional member admitted to the Company hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26.	Tax Status.

It is intended that the Company shall be a disregarded entity for federal, state, and local income tax purposes.

Section 27.	Benefits of Agreement; No Third-Party Rights.

Except for the Lender, its successors or assigns as holders of the Loan with respect to the Special Purpose Provisions, (1) none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member and (2) nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, except as provided in Section 30. The Lender, its successors or assigns are intended third-party beneficiaries of this Agreement and may enforce the Special Purpose Provisions.

Section 28.	Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 29.	Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 30.	Binding Agreement.

The Member agrees that this Agreement, including, without limitation, the provisions in Section 9(j), constitutes a legal, valid and binding agreement of the Member.

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Section 31.	Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 32.	Amendments.

Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Lender consents in writing except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 33.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 34.	Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, or sent by overnight delivery by a nationally recognized carried (e.g. FedEx) and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 35.	Venue-Jury Trial Waiver.

The parties hereto agree that any suit brought to enforce this Agreement shall be venued only in any court of competent jurisdiction in the State of New York, Borough of Manhattan, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts and waives all objection to, the exclusive jurisdiction of the aforesaid courts in connection with any suit brought to enforce this Agreement, and irrevocably agrees to be bound by any judgment rendered thereby. Each of the parties hereto hereby agrees that service of process in any such proceeding may be made by giving notice to such party in the manner and at the place set forth in Section 34 of this Agreement. The parties further mutually agree to waive all rights to trial by jury.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date set forth above.

MEMBER:

/s/ Robert Myer
Robert G. Meyer, as Trustee under the Amended and Restated BR/CDP Cheshire Bridge Trust Agreement bearing an effective date of May 29, 2015

/s/ Michael Konig
Michael Konig, as Trustee under the Amended and Restated BR/CDP Cheshire Bridge Trust Agreement bearing an effective date of May 29, 2015

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MANAGER:

BR/CDP CB VENTURE, LLC, a Delaware limited liability company

By:	BR CHESHIRE MEMBER, LLC, a Delaware limited liability company, its co-Manager

By:	Bluerock Special Opportunity + Income Fund III, LLC, a Delaware limited liability company, its Manager

By:	BR SOIF III Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Jordan Ruddy
Jordan Ruddy,
Authorized Signatory

By:	CB DEVELOPER, LLC, a Georgia limited liability company, its co-Manager

By:	Catalyst Development Partners II, LLC, a Georgia limited liability company, its Manager

By:	/s/ Robert Myer
Name:	Robert Myer
Its:	Manager

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SCHEDULE A

Definitions

A.	Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

"Act" shall have the meaning given thereto in the preamble to this Agreement.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person or any Person who has a direct familial relationship, by blood, marriage or otherwise with the Company or any Affiliate of the Company.

"Agreement" shall have the meaning given thereto in the preamble to this Agreement.

"Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

"Bankruptcy Action" means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against the Company, to file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Company or a substantial part of its property, to make any assignment for the benefit of creditors of the Company, to admit in writing the Company's inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

"Basic Documents" means this Agreement, any property management agreement, any construction related documents, the Loan Documents, and all documents and certificates contemplated thereby or delivered in connection therewith.

"Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on April 1, 2015, as amended or amended and restated from time to time.

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"Company" shall have the meaning given thereto in the preamble to this Agreement.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, 49% or more of the ownership interests.

"Covered Persons" shall have the meaning given thereto in Section 20(a) of this Agreement.

“Lender” means, collectively, The PrivateBank and Trust Company (as administrative agent and lender) and all additional lenders that make the Loan to the Company, their successors and assigns.

“Loan” means that certain construction loan or loans in the aggregate approximate amount of $38,130,000 to be hereafter borrowed by the Company as the same will be more specifically described in the Loan Documents.

“Loan Documents” means the documents memorializing the Loan which is secured by the first lien on the Property.

"Manager" means BR/CDP CB Venture, LLC, a Delaware limited liability company.

"Member" shall have the meaning given thereto in the preamble to this Agreement.

"Obligations" shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Loan Documents.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Property” shall have the meaning given thereto in Section 7(a) of this Agreement.

“Special Purpose Entity” shall have the meaning given thereto in Section 9(j) of this Agreement.

“Special Purpose Provisions” means Sections 7, 9, 10, 16, 20(f), 21, 22, 23, 24, 25, 27, 30, 32 and Schedule A (to the extent that the terms defined in Schedule A are used in any of the foregoing sections).

B. Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

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SCHEDULE B

Member

Name	Mailing Address	Capital Contribution	Membership Interest
Michael Konig and Robert G. Meyer, in their capacities as co-trustees under the Amended and Restated BR/CDP Cheshire Bridge Trust Agreement bearing an effective date of May 29, 2015	880 Glenwood Ave SE, Suite H, Atlanta, GA 30316 With a copy to: Bluerock Real Estate, LLC 712 Fifth Avenue, 9th Floor New York, NY 10019	$100	100%

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SCHEDULE C

OFFICERS	TITLE

Robert G. Meyer	President
Christopher Vohs	Treasurer
Michael Konig	Secretary
James G. Babb, III	Vice President
Jordan Ruddy	Vice President
Mark Mechlowitz	Vice President

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